SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of June Ji, 2014, between NYTEX Energy Holdings, Inc., a Delaware corporation (the "Company''), and Cory Hall, individually (the ''Purchaser").

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Article I:

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close.

''Closing" means the closing of the purchase and sale of the Shares pursuant to Section 2 .1.

"Closing Date" means the Business Day on which this Agreement has been executed and delivered by the applicable parties thereto, and all deliveries related to (i) the Purchaser's obligations to pay the Subscription Amount and (ii) the Company's obligations to deliver the Shares, in each case, have been satisfied or waived.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, $0.001 par value per share.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.

''Per Share Purchase Price" equals $0.125.

"Percentage Ownership" means 22.39%, which is the resultant percentage number arrived at by dividing 8,013,902 shares of common stock of the Company by the total number of shares of common stock of the Company issued and outstanding on the date of execution of this Agreement.

"Purchase Price" means the number of Shares multiplied by the Per Share Purchase Price.

''Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

''Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

"SEC Documents" has the meaning given in Section 3.2(f).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Shares" means Eight Million Thirteen Thousand Nine Hundred Two (8,013,902) shares of Common Stock.

ARTICLE II
PURCHASE AND SALE

2.1     Closing. Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase the Shares. Upon satisfaction of the covenants and conditions set forth in Section 2.2, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

2.2     Deliveries.

(a)     On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the
Purchaser or such other Person, as the case may be, the following:

(i)         this Agreement duly executed by the Company;

(ii)         instructions to the Company's transfer agent instructing the transfer agent to issue the
Shares to the Purchaser in accordance herewith.

(b)         On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the
Company the following:

(i)         this Agreement duly executed by the Purchaser; and

(ii)         the Purchase Price by wire transfer of immediately available funds to the account as specified in writing by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a)     Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)     Authorization: Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)     Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

( d)     Shares Issued and Outstanding. The total number of shares of Common stock of the Company as of the date of this Agreement is 27,779,983.

(e)     Number of Shares and Purchaser Percentage on Par with Michael Galvis. The number of shares of Common Stock of the Company that the Purchaser is acquiring is the exact number of shares owned by Michael Galvis as of the date of this Agreement, and the Percentage Ownership that the Purchaser will own of22.39% is on par with or equal to the exact Percentage Ownership that Michael Galvis owns as of the date of this Agreement.

(f)     Brokers and Finders. No other Person will have, as a result of the transactions contemplated hereby, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

The Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3 .1.

3.2     Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a)     Organization: Authority. The Purchaser is an individual resident of the State of Texas with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against him in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         No Conflicts. The execution, delivery and performance by the Purchaser of the Agreement and the consummation by him of the transactions contemplated hereby do not and will not conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected.

(c)         Own Account. The Purchaser is acquiring the Shares as principal for his own account and not with a present view toward the public sale or distribution thereof.

(d)         Purchaser Status. At the time the Purchaser was offered the Shares, he was, and as of the date hereof he is an "accredited investor" as defined in Rule 501 (a) of Regulation D under the Securities Act.

(e)    Experience of the Purchaser. The Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and .financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f)     Disclosure of Information. The Purchaser has had an opportunity to receive all information related to the Company requested by him and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. The Purchaser has had access to and reviewed the Company's Form 10-K, filed with the Commission on March 20, 2013, together with all filed Form 10-

Qs, Form 8-Ks and other filings made by the Company with the Commission as available on the Commission's EDGAR website (collectively, the "SEC Documents"). The Purchaser has reviewed the risk factors contained in the SEC Documents. The Purchaser has considered the risk factors and all other factors therein.

(g)     No Registration. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such investor's representations as expressed herein or otherwise made pursuant hereto.

(h)     Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. The Purchaser acknowledges that; in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares. The Purchaser understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i)         Legends. It is understood that certificates evidencing the Shares may bear the following or any similar legend:

(i)         "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or qualification under applicable state securities laws."

(ii)         If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

(j)         No General Advertisement.The Purchaser did not learn of the investment in the Shares as a result of any public advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

(k)         Brokers and Finders. No other Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

ARTICLE IV
MISCELLANEOUS

4.1     Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2     Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3     Amendments: Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.4     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.5     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

4.6     No Third-Partv Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.7     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Dallas, Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Dallas, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

4.8     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf' signature page were an original thereof.

4.9     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.10     Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

4.11     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT. OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY. THE PARTIES EACH KNOWINGLY AND INTENTIONALLY. TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY. UNCONDITIONALLY. IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NYTEX ENERGY HOLDINGS, INC.

Address for Notice:

/s/ Michael K. Galvis	12222 Merit Drive
Michael K. Galvis	Suite 1850
Chief Executive Officer	Dallas, Texas 75251

With a copy to (which shall not constitute notice):

Winstead PC
Attn: Christopher D. Williams
500 Winstead Building
2728 N. Harwood Street
Dallas, Texas 75201
Tel:    (214) 745-5212
Fax:    (214) 745-5390

PURCHASER:	Address for Notice:

/s/ Cory Hall	507 Sir Berton Pkwy
Cory Hall	Midland, Texas 79705